Exhibit 10.1

PAYMENT RESTRUCTURING AGREEMENT

THIS PAYMENT RESTRUCTURING AGREEMENT (the "Agreement") is made and entered into as of December 7, 2018 (the "Effective Date"), by and between WINDTREE THERAPEUTICS, INC., a corporation organized and existing under the laws of the state of Delaware having its principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976 USA ("Windtree”), and BATTELLE MEMORIAL INSTITUTE, through its Corporate Operations, a corporation organized and existing under the laws of the state of Ohio having its principal place of business at 505 King Avenue, Columbus, Ohio 43201-2693, USA ("Battelle”). Windtree and Battelle may be referred to herein individually as a "Party" or collectively as "Parties."

RECITALS:

WHEREAS, Windtree and Battelle previously entered into a Research and Development Services Agreement dated as of June 22, 2012 (as amended from time to time, the “Services Agreement”), pursuant to which Battelle agreed to assist Windtree with development of Windtree’s proprietary AEROSURF® aerosol delivery system as provided in the Services Agreement; and

WHEREAS, Windtree and Battelle also entered into a Collaboration Agreement dated as of October 10, 2014 (as amended from time to time, the “Collaboration Agreement,” and together with the Services Agreement, the “Battelle Agreements”), pursuant to which, among other things, Windtree and Battelle agreed to work together and share the costs of executing a device development plan, including all required testing, verification and documentation, to be in a position to manufacture a next generation aerosol delivery system suitable for use in the planned phase 3 clinical program and, if approved, commercialization of AEROSURF (the “Next Generation System”); and

WHEREAS, the outstanding principal balance due Battelle under the Battelle Agreements is four million three hundred forty-two thousand two hundred ninety-nine and 90/100 dollars ($4,342,299.90), plus interest thereon at the rate of 6% from October 18, 2017 (collectively, as determined from time to time, the “Battelle Payables”); and

WHEREAS, on October 18, 2017, Windtree and Battelle entered into a nonbinding Memorandum of Understanding (the “MOU”) in which the parties memorialized (1) their intent to amend the payment obligations under the Battelle Agreements with respect to the Battelle Payables; (2) Battelle’s willingness to support Windtree’s continuing efforts to complete design verification activities with respect to the Next Generation System and satisfy all other requirements to be in a position to manufacture devices to support an AEROSURF phase 3 clinical program and, if approved, commercialization of AEROSURF; and (3) Battelle’s plan to participate in Windtree’s next planned private placement offering (the “Next Financing”); and

WHEREAS, instead of amending and restating each of the Battelle Agreements, Windtree and Battelle desire to formalize in this Agreement the arrangements set forth in the MOU;

NOW THEREFORE, IN CONSIDERATION OF THE COVENANTS AND PROMISES CONTAINED IN THIS AGREEMENT AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES AGREE AS FOLLOWS:

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms as set forth in the Battelle Agreements.

1.	COMPENSATION TO BATTELLE AND SETTLEMENT OF BATTELLE PAYABLES

A.     Ongoing Project Activities.

i.     The parties hereby agree that continuing development activities for the Next Generation System will be conducted in accordance with the terms of the Services Agreement.

ii.     Until Windtree shall have made cash payments to Battelle totaling at least three million dollars ($3,000,000) pursuant to Sections 1.B.iii. and 1.B.iv., Windtree shall pay Battelle in advance for all work to be performed for Windtree. The amount of each payment to be advanced hereunder and the corresponding work under the Project Plan to be performed by Battelle shall be estimated by Battelle and the parties shall then agree on the amount of the required prepayment prior to Battelle’s performance of the work. Windtree shall not be required to pay and Battelle shall not be obligated to incur any charges exceeding the amount of any agreed prepayment unless mutually agreed in writing by Battelle and Windtree. Upon completion of the work to be performed in connection with each advance prepayment, within sixty (60) days, Battelle shall render to Windtree a detailed invoice setting forth Battelle’s actual charges for labor and other expenses. If the amount prepaid by Windtree exceeds Battelle’s actual charges for such work, then the amount of such excess payment shall be credited to the Battelle Payables as of the date of such payment.

iii.     After Windtree has made cash payments to Battelle pursuant to Section 1.B.iii. and 1.B.iv. totaling at least three million dollars ($3,000,000), Battelle’s charges for labor and other expenses for performance shall be payable as incurred and be payable upon presentation of monthly invoices within thirty (30) days of Windtree’s receipt of an invoice. Invoices not paid within thirty days of receipt shall accrue interest at the rate of two percent (2%) per month.

iv.     Invoices shall be accompanied by a detailed report of actual work performed by Battelle and shall include detail in the same form and content as provided for invoices relating to the Services Agreement on the Effective Date.

v.     For all payments hereunder, Windtree shall pay any sales, use, value added, excise, import, privilege, or similar taxes arising out of or in connection with the performance of this Agreement (other than those levied on Battelle’s income), imposed by any authority, government or governmental agency, unless a valid exemption certificate, if applicable, is received. Battelle shall be responsible for taxes based on its own income, employment taxes of its own employees, and for taxes on any property it owns or leases.

vi.     All payments made to Battelle under this Agreement shall be in U.S. dollars and shall be made without reduction for, or withholding of, any tax assessment, fee, levy, or similar charge in lieu of tax of any nature, by bank wire transfer in immediately available funds to an account designated by Battelle.

B.     Settlement of Battelle Payables.

i.     Battelle and Windtree acknowledge and agree that the Battelle Payables have and will accrue interest on a monthly basis at a rate of six percent (6%) per annum from and after October 18, 2017. Battelle and Windtree further agree that the accrued interest from and after October 18, 2017 through the Effective Date is three hundred twenty-four thousand five hundred forty-five and 51/100 dollars ($324,545.51). Windtree shall pay Battelle interest on the Battelle Payables on the first day of each month with each such payment being equal to the interest accrued in the immediately preceding month. If such payment is not paid, the amount of the unpaid interest shall be added to the balance of the Battelle Payables.

ii.     Battelle will participate as an investor in the next equity financing (“Next Financing”) and will pay consideration in an amount not less than one million dollars ($1,000,000) and in the form of extinguishment of a like amount of the Battelle Payables, as may be mutually agreed.

iii.     Within ten (10) calendar days following the closing of the Next Financing, Windtree shall pay Battelle the sum of nine hundred seventy-two thousand two hundred eighty-one and 81/100 dollars ($972,281.80) and initiate payments to Battelle in the aggregate amount of one million two hundred fifty thousand and 00/100 dollars ($1,250,000), payable in five (5) equal installments of two hundred fifty thousand dollars and 00/100 dollars ($250,000) on the first day of each of the next succeeding five (5) calendar months.

iv.     Windtree shall pay Battelle two (2) Milestone Payments as follows:

a.     The first Milestone Payment shall be determined as of the payment date thereof by (1) subtracting from the aggregate value of the Battelle Payables (including interest) the sum of (i) any cash payments made on account of the Battelle Payables prior to such payment date, including any overpayments credited to Battelle Payables pursuant to Section 1.A(ii) or other elective prepayments, and (ii) the value of Battelle Payables extinguished in connection with the Next Financing; and (2) dividing the results obtained under clause (1) by two. The second Milestone Payment shall equal the remaining unpaid Balance of the Battelle Payables (including interest).

b.     Milestone Payments will be due and payable upon each of the following events:

1.     Enrollment of the first patient in the next AEROSURF clinical study as evidenced by use of the Next Generation System in the clinic; and

2.     The date on which Windtree completes the device technology transfer to the selected manufacturer and assembler for the Next Generation System, as evidenced by contract manufacturers’ production of at least one disposable and durable unit.

Notwithstanding the foregoing, if any Milestone Payments remain unpaid on December 31, 2019 for any reason whatsoever, including, but not limited to Windtree’s failure to complete a Follow-on Financing, enroll a first patient in a clinical study or complete Device Technology Transfer, then all unpaid Milestone Payments shall be accelerated and become due and payable in full on or before January 7, 2020.

C.     Royalties.

i.     Except as otherwise provided in this Section 1.C, Windtree shall be obligated to pay royalties to Battelle, which shall be calculated in the manner set forth in the Collaboration Agreement.

ii.     Solely for the purpose of determining the amount of royalties payable to Battelle, the following terms shall be deemed to refer to and include (a) RDS and (b) such other additional KL4 surfactant-based indications as permitted under Windtree’s license agreements with Philip Morris USA and Philip Morris Products S.A. and as may be approved from time to time: “AEROSURF,” “AEROSURF System,” and “Next Generation System.”

iii.     The Royalty Cap set forth in the Collaboration Agreement is hereby increased from twenty-five million dollars ($25,000,000) to thirty-five million dollars ($35,000,000). Upon payment of aggregate royalties equal to the Royalty Cap, Windtree’s obligations to pay royalties hereunder and under the Battelle Agreements shall be fully discharged and shall terminate.

iii.     In addition, Windtree shall have the right at any time through the third anniversary of the First Commercial Sale of an aerosolized product that uses the Next Generation System to eliminate its obligation to pay royalties by paying Battelle the fair value of the royalty stream at the time as determined by the parties in good faith.

D.     Warrants.

i.      Within 30 days of the Effective Date, Windtree will execute and deliver to Battelle a Warrant, in the form of Exhibit A, granting Battelle the right to purchase seventy-five thousand (75,000) shares of Common Stock, at an exercise price per share equal to six dollars and 50/100 dollars ($6.50), exercisable immediately and expiring on the fifth anniversary date of the Effective Date.

ii.     In addition, on the Effective Date, Battelle will deliver to Windtree for cancellation the warrant issued to Battelle in connection with the execution of the Collaboration Agreement.

2.	MISCELLANEOUS

A.     Sales Reports, Record Keeping and Audit. The Parties acknowledge and agree that the provisions of Section 4 of the Collaboration Agreement shall remain in full force and effect during the term of this Agreement.

B.     Letter of Credit. Within ten (10) days of the later of the closing of the Next Financing or February 28, 2019, Windtree shall obtain a letter of credit in favor of Battelle in an amount to cover the balance of the unpaid Battelle Payables (plus interest) (“LOC”) as of the issue date of the LOC. The issuer of the LOC and the form of the LOC shall both be approved by Battelle with such approval to be not unreasonably withheld or delayed. Battelle will reimburse Windtree for the costs paid by Windtree to the issuer of the LOC to obtain the LOC.

C.     No Further Obligation. Upon execution of this Agreement, Windtree’s obligations related to the Battelle Payables shall be solely as provided in this Agreement and Windtree shall have no further obligations with respect to the Battelle Payables under the Battelle Agreements.

D.     Assignment. Except as otherwise provided for herein, neither Party may assign this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 2.C. shall be void.

E.     Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be effective on receipt, when hand-delivered, transmitted by facsimile, or sent by registered airmail or overnight courier and addressed to the Parties as noted below (or to such other address as may be provided in writing by a Party to the other Party in accordance with this Section).

Battelle Memorial Institute 505 King Avenue Columbus, Ohio 43201 Attn: General Counsel (F) (614) 458-5456	Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100 Warrington, PA 18976 Attn: Legal Department (F) (215) 488-9435

F.     Severability. If any part of this Agreement is found to be invalid or unenforceable by any court of competent jurisdiction, or if any government or other agency having jurisdiction over either Battelle or Windtree deems any part thereof to be contrary to any antitrust or competition law, then such declaration shall not affect the remainder of the Agreement, which shall remain in full force and effect. To the extent possible, the Parties shall revise such invalidated part in a manner that will render it valid without impairing the Parties' original business purpose.

G.     Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

H.     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

I.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

J.     Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of and enforced within the jurisdiction of the State of Delaware without regard to the principles of conflict of laws.

In Witness Whereof, the Parties have duly executed this Restructuring Agreement as of the Effective Date.

WINDTREE THERAPEUTICS, INC.		BATTELLE MEMORIAL INSTITUTE
Corporate Operations

By:	/s/ John Tattory	By:
Name:	John Tattory	Name:
Title:	SVP and Chief Financial Officer	Title:

Exhibit A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE EXERCISABLE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

WINDTREE THERAPEUTICS, INC.

Series E Warrant To Purchase Common Stock

Series E Warrant:

Number of Shares of Common Stock:

Date of Issuance: December __, 2018 (“Issuance Date”)

Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Battelle Memorial Institute, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series E Warrant to Purchase Common Stock (including any Series E Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times after the Issuance Date (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), SEVENTY-FIVE THOUSAND (75,000) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).

1.	EXERCISE OF WARRANT.

(a)

Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent” and “Transfer Agent”) and (ii) if applicable, delivery of this Warrant to the Warrant Agent for cancellation. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Warrant Agent until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Warrant Agent for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Warrant Agent. Execution and delivery of an Exercise Notice with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Exercise Notice shall indicate if the Holder has elected a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant. Within two (2) Business Days following the Exercise, Holder shall deliver payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, unless such Holder has elected a Cashless Exercise pursuant to Section 1(c). On or before the second (2nd) Business Day following the date on which the Warrant has been duly Exercised (the “Share Delivery Date”), the Company or the Warrant Agent shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder and provided the Holder causes its prime broker to initiate a Deposit Withdrawal At Custodian (“DWAC”) deposit, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its DWAC system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or upon a cash Exercise at a time when a registration statement covering the issuance of Warrant Shares is not effective, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such Exercise, provided that, unless such Holder has elected a Cashless Exercise pursuant to Section 1(c), the Company shall not be obligated to deliver shares of Common Stock hereunder unless the Company has received the Aggregate Exercise Price by the Share Delivery Date. Upon Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

Exhibit A

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means a per Warrant Share price of $6.50, subject to adjustment as provided herein.

(c)

Cashless Exercise. At any time six (6) months after the Issuance Date, in the event that a registration statement covering the issuance of Warrant Shares is not effective, the Holder may, at its option, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

	Net Number =	(A x B) – (A x C) B

A =	the total number of shares with respect to which this Warrant is then being exercised.
B =

the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of the Exercise Notice; and

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company shall notify the Holder at any time prior to the Expiration Date that a registration statement covering the issuance of Warrant Shares is not effective. For sake of clarity, in the event that neither a registration statement nor an exemption from registration is available, there is no circumstance that requires the Company to effect a net cash settlement of the Warrant.

(e)

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall issue to the Holder the number of Warrant Shares that are not disputed in accordance with the delivery obligations set forth in this Warrant.

Exhibit A

(f)

Beneficial Ownership. The Company shall not effect any exercise of the Warrant, and a Holder shall not have the right to exercise any portion of the Warrant, to the extent that, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) after giving effect to such exercise, or immediately prior to giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of unexercised or unconverted portion of any other Common Stock Equivalents of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and number of shares of Common Stock issuable upon such exercise (or partial exercise) shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether the Warrant may be exercised (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and number of shares of Common Stock issuable upon exercise (or partial exercise), in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined by the Holder after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” initially shall be 9.99% of the Company's issued and outstanding shares of Common Stock. A Holder, upon notice to the Company, may decrease or thereafter increase the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice;  provided that (i) any such change in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrant.

2.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)

Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

Exhibit A

(b)

Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares and provide that the record date for stockholders entitled to participate in such event shall be the effective date for such adjustment so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.     FUNDAMENTAL TRANSACTIONS. Upon the occurrence of any Fundamental Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to any Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The Company shall not enter into or be a party to a Fundamental Transaction unless provision is made with respect to the holder’s right under this Section 3 in a form and substance reasonably satisfactory to the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. The Holder may waive its rights under this Section 3 with respect to any particular Fundamental Transaction.

4.     NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

Exhibit A

5.     WARRANT HOLDER NOT DEEMED A STOCKHOLDER. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.     REISSUANCE OF WARRANTS.

(a)

Registration of Warrant. The Company or its Transfer Agent shall register this Warrant, upon the records to be maintained by the Company or its Transfer Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company or its Transfer Agent shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b)

Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 13, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(c)

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d)

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(e)

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) shall have the same rights and conditions as this Warrant.

Exhibit A

7.     NOTICES. Whenever notice is required to be given to either party under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with information provided by the Holder to the Company, or by the Company to the Holder, as applicable, in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

8.     AMENDMENT AND WAIVER. The provisions of this Warrant may be amended or modified or the provisions hereof waived with the written consent of the Company and the Holder.

9.     JURISDICTION. Except as set forth in Section 11 below, this Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

10.     CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11.     DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company.

12.     REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

13.     TRANSFER. Subject to compliance with any applicable securities laws and the transfer restrictions set forth herein, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

14.     CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Bloomberg” means Bloomberg Financial Markets.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)

“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the OTCQB® trading market operated by The OTC Markets Group, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Exhibit A

(d)

“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g)	“Eligible Market” means The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTCQB.

(h)

“Expiration Date” means December __, 2023 or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i)

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(j)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k)

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

Exhibit A

(l)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m)	“Principal Market” means the securities exchange or securities quotation service where the Common Stock is principally listed or quoted for trading.

(n)

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o)

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, the Company has caused this Series E Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WINDTREE THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit A

EXHIBIT A

EXERCISE NOTICE TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS SERIES E WARRANT TO PURCHASE COMMON STOCK

To:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY 1 State Street, 30th Floor New York NY 10004 Attention: Compliance Department By Email: Compliance@continentalstock.com

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of WINDTREE THERAPEUTICS, INC., a Delaware corporation (the “Company”), evidenced by the attached Series E Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                      Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                Warrant Shares

2.     Payment of Exercise Price. In the event that this is a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3.     Delivery of Warrant Shares. The Company shall deliver the Warrant Shares to the holder in accordance with the terms of the Warrant.

4.     Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date:              ,

Name of Registered Holder:

By:
Name:
Title:

Facsimile Number for notices:

Address for delivery (if applicable):

Holder, or Holder's designee’s account information with DTC through its DWAC system (if applicable):

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

WINDTREE THERAPEUTICS, INC.

By:
Name:
Title: